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                                                                     EXHIBIT 4.6

                          REGISTRATION RIGHTS AGREEMENT


          This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of May 28, 2002, by and among American Science and Engineering, Inc., a Massachusetts corporation (the "COMPANY"), and the investors signatory hereto (each a "PURCHASER" and collectively, the "PURCHASERS").

          This Agreement is made pursuant to the Securities Purchase Agreement, dated as of the date hereof, among the Company and the Purchasers (the "PURCHASE AGREEMENT").

          The Company and the Purchasers hereby agree as follows:

       1. DEFINITIONS. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

          "EFFECTIVE DATE" means the date on which the Registration Statement is declared effective by the Commission.

          "EFFECTIVENESS DATE" means the earlier of (i) the 90th day following the Closing Date and (ii) the fifth Trading Day following the date on which the Company is notified by the Commission that the Registration Statement will not be reviewed or is no longer subject to further review and comments PROVIDED, that such period shall be extended by the number of Trading Days in excess of the third Trading Day following the delivery of the Registration Statement pursuant to Section 3(a)(i), that the Holders or their Special Counsel shall fail to respond or provide comments to the Company upon delivery of such Registration Statement.

          "EFFECTIVENESS PERIOD" shall have the meaning set forth in Section
2(a).

          "FILING DATE" means the 15th day following the Closing Date; provided, however, that if the Company's independent accountant has not issued its report with respect to the Company's financial statements to be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2002, then the Registration Statement required to be filed hereunder shall be filed prior to the 30th day following the Closing Date PROVIDED, that such period shall be extended by the number of Trading Days in excess of the third Trading Day following the delivery of the Registration Statement pursuant to Section 3(a)(i), that the Holders or their Special Counsel shall fail to respond or provide comments to the Company upon delivery of such Registration Statement.

          "HOLDER" or "HOLDERS" means the holder or holders, as the case may be, from time to time of Registrable Securities.

          "INDEMNIFIED PARTY" shall have the meaning set forth in Section 5(c).

          "INDEMNIFYING PARTY" shall have the meaning set forth in Section 5(c).


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          "LOSSES" shall have the meaning set forth in Section 5(a).

          "PROCEEDING" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

          "PROSPECTUS" means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

          "REGISTRABLE SECURITIES" means the Shares and Warrant Shares, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

          "REGISTRATION STATEMENT" means the registration statement which is required to register the resale of the Registrable Securities including the Prospectus, amendments and supplements to each such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

          "RULE 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

          "RULE 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

          "RULE 424" means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

          "SHARES" means the shares of Common Stock issued to the Purchasers at the Closing pursuant to the Purchase Agreement.

          "SPECIAL COUNSEL" means Purchaser Counsel who will be reimbursed by the Company pursuant to Section 4.

          "WARRANT SHARES" means the shares of Common Stock issuable upon exercise of the Warrants.


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          "WARRANTS" means the Warrants issued or issuable under the Purchase
Agreement.

       2. REGISTRATION.

          (a) On or prior to the Filing Date, the Company shall prepare and file with the Commission the Registration Statement covering the resale of all Registrable Securities required to be included in such Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith) and shall contain (except if otherwise required by the Commission) the "PLAN OF DISTRIBUTION" attached hereto as ANNEX A. The Company shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible, but in any event prior to the Effectiveness Date, and shall use its best efforts to keep the Registration Statement continuously effective under the Securities Act until the date which is five years after the Effective Date or such earlier date when all Registrable Securities covered by the Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent and the affected Holders (the "EFFECTIVENESS PERIOD").

          If: (a) the Registration Statement is not filed on or prior to its Filing Date (if the Company files the Registration Statement without affording the Holder the opportunity to review and comment on the same as required by
Section 3(a), the Company shall not be deemed to have satisfied clause (a)), or
(b) the Company fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within five Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be "reviewed," or not subject to further review, or (c) prior to the Effective Date, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of the Registration Statement within 15 Trading Days after the receipt of comments by or notice from the Commission that such amendment is required in order for the Registration Statement to be declared effective, or (d) the Registration Statement filed or required to be filed hereunder is not declared effective by the Commission by its Effectiveness Date, or (e) after the Effective Date, the Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities for which it is required to be effective, or the Holders are not permitted to utilize the Prospectus therein to resell such Registrable Securities, for in any such cases an aggregate of twenty Trading Days (which need not be consecutive Trading Days) (any such failure or breach being referred to as an "EVENT," and for purposes of clause (a) or (d) the date on which such Event occurs, or for purposes of clause (b) the date on which such five Trading Day period is exceeded, or for purposes of clauses (c) the date which such 15 Trading Day period is exceeded, or for purposes of clause (e) the date on which such twenty Trading Day period is exceeded being referred to as "EVENT DATE"), then in addition to any other rights the Holders may have hereunder or applicable law: (x) on each such Event Date the Company shall pay to each Purchaser (as defined in the Purchase Agreement) of the Shares an amount in cash, as liquidated damages and not as a penalty, equal to 1% of the aggregate Investment Amount

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paid by such Purchaser of the Shares pursuant to the Purchase Agreement; and (y)
on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Purchaser of the Shares an amount in cash, as liquidated damages and not as a penalty, equal to 2% of the aggregate Investment Amount paid by such Purchaser of the Shares pursuant to the Purchase Agreement; PROVIDED, HOWEVER, in no event may the total amount of liquidated damages payable to any Holder exceed 18% of the aggregate Investment Amount paid by such Purchaser of the Shares pursuant to the Purchase Agreement. If the Company fails to pay any liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 12% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Purchaser of the Shares, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. . The liquidated damages pursuant to the terms hereof shall apply on a pro-rata basis for any portion of a month prior to the cure of an Event.

          (c) The Registration Statement required to be filed hereunder shall include not less than 1,393,750 shares of Common Stock.

       3. REGISTRATION PROCEDURES

          In connection with the Company's registration obligations hereunder, the Company shall:

          (a) Not less than five Trading Days prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto, the Company shall, (i) furnish to the Holders and their Special Counsel copies of all such documents proposed to be filed (including documents incorporated or deemed incorporated by reference) which documents will be subject to the review of such Holders and their Special Counsel, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities and their Special Counsel shall reasonably object in good faith.

          (b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible, to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and, as promptly as reasonably possible provide the Holders true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act

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with respect to the disposition of all Registrable Securities covered by the
Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

          (c) Notify the Holders of Registrable Securities to be sold and their Special Counsel as promptly as reasonably possible (and, in the case of (i)(A) below, not less than two Trading Days prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed;
(B) when the Commission notifies the Company whether there will be a "review" of such Registration Statement and whenever the Commission comments in writing on the Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to Special Counsel); and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in the Registration Statement ineligible for inclusion therein or any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any amendment or supplement to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (d) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

          (e) Furnish to each Holder and their Special Counsel, without charge, at least one conformed copy of the Registration Statement and each amendment thereto, including financial statements and schedules, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

          (f) Promptly deliver to each Holder and their Special Counsel, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement

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thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

          (g) Prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the selling Holders and their Special Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; PROVIDED, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

          (h) Upon the occurrence of any event contemplated by Section 3(c)(v), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (i) Comply with all applicable rules and regulations of the Commission, the failure to comply with which would have a Material Adverse Effect.

          (j) The Company may require each selling Holder to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Holder, whether now or during the last three years the Holder has held or holds any position, office or has other material relationship with the Company or any of its affiliates, and if requested by the Commission, the controlling person of such Holder.

       4. REGISTRATION EXPENSES. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the Trading Market on which the Common Stock is then listed for trading, and (B) in compliance with applicable state securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of photocopying Prospectuses, (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company (but not including any fees or disbursements of Special Counsel for the Holders which fees and disbursements are included in those paid pursuant to Section 5.1 of the Purchase Agreement),
(v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions

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contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

       5. INDEMNIFICATION

          (a) INDEMNIFICATION BY THE COMPANY. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys' fees) and expenses (collectively, "LOSSES"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(d). The Company shall notify the Holders and the Holders shall notify the Company promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

          (b) INDEMNIFICATION BY HOLDERS. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising solely out of or based solely upon: (x) such Holder's failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form

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of prospectus, or in any amendment or supplement thereto, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement or such Prospectus or to the extent that (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose), such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (2) in the case of an occurrence of an event of the type specified in
Section 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(d). In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

          (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "INDEMNIFIED PARTY"), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the "INDEMNIFYING PARTY") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

          An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and in the opinion of counsel to such Indemnified Party there will be a conflict of interest if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof on behalf of the Indemnified Party and such additional counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party,

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unless such settlement includes an unconditional release of such Indemnified
Party from all liability on claims that are the subject matter of such Proceeding.

          All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; PROVIDED, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

          (d) CONTRIBUTION. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

          The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

       6. MISCELLANEOUS

          (a) REMEDIES. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

          (b) OTHER REGISTRATIONS. Prior to the Effective Date, the Company shall not, directly or indirectly, file any other registration statement (other than on Form S-8 or equivalent form as promulgated under the Securities Act) with the Commission with respect to any securities of the Company. Except as and to the extent specified in SCHEDULE 6(b) hereto, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in the Registration Statement other than the Registrable Securities, and the Company shall not after the date hereof enter into any agreement providing any such right to any of its security holders. Except as and to the extent specified in SCHEDULE 6(b) hereto, the Company has not previously entered into any agreement granting any registration rights with respect to any of its securities to any Person which have not been fully satisfied.

          (c) COMPLIANCE. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

          (d) DISCONTINUED DISPOSITION. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the "ADVICE") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

          (e) PIGGY-BACK REGISTRATIONS. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Holder written notice of such determination and, if within five days after receipt of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such holder requests to be registered. In the case of the registration of shares of Common Stock by the Company in connection with an underwritten public offering at any time during the Effectiveness Period when there is not an effective Registration Statement, (a) the Company shall not be required to include any Registrable Securities in such underwriting unless the Holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriter(s) selected by it, and (b) if the underwriter(s) determines that marketing factors require a limitation on the number of Registrable Securities to be offered, the Company shall not be required to register Registrable Securities of the Holders in excess of the amount, if any, of shares of the capital stock which the principal underwriter of such underwritten offering shall reasonably and in good faith agree to include in such offering in excess of any amount to be registered for the Company, and in the event of any such limitation, the number of Registrable Securities of any Holder requesting inclusion in such registration shall be based upon the relative holdings of Registrable Securities of all Holders requesting such registration (and if any Holder would thus be entitled to include more Registrable Securities than such Holder requested to be registered, the excess shall be allocated among other requesting Holders pro rata based upon their relative holdings of Registrable Securities).

          (f) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of at least a majority of the then outstanding Registrable Securities.

          (g) NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:00 p.m. (New York City time) on a Trading Day, (ii) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 5:00 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date,
(iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

       If to the Company:                American Science and Engineering, Inc.
                                         829 Middlesex Turnpike
                                         Billerica, MA 01821-3907
                                         Attn: Chief Financial Officer
                                         Fax No.: (978) 262-8812

       With a copy to:                   Brown Rudnick Berlack Israels LLP
                                         One Financial Center
                                         Boston, MA 02111
                                         Attn: Steven R. London, Esq.
                                         Fax No.: (617) 856-8201

       If to a Purchaser: To the address set forth under such Purchaser's name on the signature pages hereto.

       If to any other Person who is then the registered Holder:

                                  To the address of such Holder as it appears in the stock transfer books of the Company or such other address as may be designated in writing hereafter, in the same manner, by such Person.

          (h) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder. Each Holder may assign its rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

          (i) EXECUTION AND COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

          (j) GOVERNING LAW. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such court or that such Proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of a Transaction

Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorney's fees and other reasonable costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

          (k) CUMULATIVE REMEDIES. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          (l) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

          (m) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (n) INDEPENDENT NATURE OF PURCHASERS' OBLIGATIONS AND RIGHTS. The obligation of each Purchaser hereunder is several and not joint with the obligations of any other Purchaser hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                           SIGNATURE PAGES TO FOLLOW]

                  IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.



                                      AMERICAN SCIENCE AND ENGINEERING, INC.


                                      By: /s/ Andrew R. Morrison
                                         ---------------------------------------
                                      Name: Andrew R. Morrison
                                      Title: Vice President and CFO



                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                     SIGNATURE PAGES OF PURCHASER TO FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


                               PINE RIDGE FINANCIAL, INC.

                               By:  /s/ Kenneth L. Henderson
                                   --------------------------------------------
                                   Kenneth L. Henderson
                                   Attorney-in-fact



                               Address for Notice:
                               c/o Cavallo Capital Corp.
                               660 Madison Avenue, 18th Floor
                               New York, NY 10021
                               Facsimile No.:(212) 651-9010
                               Attn: Danny Golan

           With copies to:     Robinson Silverman Pearce Aronsohn & Berman LLP
                               1290 Avenue of the Americas
                               New York, NY  10104
                               Facsimile No.: (212) 541-4630 and (212) 541-1432
                               Attn: Eric L. Cohen, Esq.

         IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


                            RADYR INVESTMENTS LIMITED

                            By:  /s/ David Sims
                                --------------------------------------------
                                Name: David Sims
                                Title: Director


                            Address for Notice:
                            c/o Rhino Advisors Inc.
                            130 West 29th Street, 5th Floor
                            New York, NY 10001
                            Facsimile No.:(212) 594-7181
                            Attn: Rose Alaimo

        With copies to:     Robinson Silverman Pearce Aronsohn & Berman LLP
                            1290 Avenue of the Americas
                            New York, NY  10104
                            Facsimile No.: (212) 541-4630 and (212) 541-1432
                            Attn: Eric L. Cohen, Esq.

         IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


                               CLEVELAND OVERSEAS LTD.

                               By:  /s/ Primeway S.A.
                                   --------------------------------------------
                                   Name:
                                   Title: Director


                               Address for Notice:
                               c/o Vertical Ventures, LLC
                               900 Third Avenue, 26th Floor
                               New York, NY 10022
                               Facsimile No.:(646) 274-1728
                               Attn: Joshua Silverman

           With copies to:     Robinson Silverman Pearce Aronsohn & Berman LLP
                               1290 Avenue of the Americas
                               New York, NY  10104
                               Facsimile No.: (212) 541-4630 and (212) 541-1432
                               Attn: Eric L. Cohen, Esq.

         IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


                               ZLP MASTER TECHNOLOGY FUND LTD.

                               By:  /s/ Stuart J. Zimmer
                                   --------------------------------------------
                                   Name: Stuart J. Zimmer
                                   Title: Director


                               Address for Notice:
                               c/o Zimmer Lucas Partners
                               45 Broadway, 28th Floor
                               New York, NY 10006
                               Facsimile No.:(212) 440-0750
                               Attn: John Lee

           With copies to:     Robinson Silverman Pearce Aronsohn & Berman LLP
                               1290 Avenue of the Americas
                               New York, NY  10104
                               Facsimile No.: (212) 541-4630 and (212) 541-1432
                               Attn: Eric L. Cohen, Esq.

         IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.


                           CRANSHIRE CAPITAL, L.P.

                           By:  /s/ Mitchell Kopin
                               --------------------------------------------
                           Name: Mitchell Kopin
                           Title: President - Downsview Capital


                           Address for Notice:

                           666 Dundee Road, Suite 1901

                           Northbrook, IL 60062


                           with a copy to:

         IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


                          SF CAPITAL PARTNERS LTD.

                          By:  /s/ Brian H. Davidson
                              --------------------------------------------
                          Name: Brian H. Davidson
                          Title: Authorized Signatory


                          Address for Notice:
                          1500 West Market Street, Suite 200
                          Mequon, WI 53092
                          Facsimile No.:(262) 240 3215
                          Attn: Brian H. Davidson

      With copies to:     Robinson Silverman Pearce Aronsohn & Berman LLP
                          1290 Avenue of the Americas
                          New York, NY  10104
                          Facsimile No.: (212) 541-4630 and (212) 541-1432
                          Attn: Eric L. Cohen, Esq.

         IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


                               SPECIAL SITUATIONS PRIVATE EQUITY FUND, L.P.

                               By: /s/ Austin Marxe
                                   --------------------------------------------
                               Name:
                               Title:


                               Address for Notice:

                               Special Situations Funds
                               153 E. 53rd Street, 55th Floor
                               New York, NY 10022
                               Attn: Steven R. Becker
                               Facsimile No.:(212) 207-6515

                               With Copy to:

                               Lowenstein Sandler PC
                               65 Livingston Avenue
                               Roseland, NJ 07068
                               Facsimile No.(973) 597-2383
                               Attn.: John D. Hogoboom, Esq.

         IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


                               SPECIAL SITUATIONS TECHNOLOGY FUND, L.P.

                               By: /s/ Austin Marxe
                                   --------------------------------------------
                               Name:
                               Title:


                               Address for Notice:

                               Special Situations Funds
                               153 E. 53rd Street, 55th Floor
                               New York, NY 10022
                               Attn: Steven R. Becker
                               Facsimile No.:(212) 207-6515

                               With Copy to:

                               Lowenstein Sandler PC
                               65 Livingston Avenue
                               Roseland, NJ 07068
                               Facsimile No.(973) 597-2383
                               Attn.: John D. Hogoboom, Esq.

         IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


                               DEEPHAVEN PRIVATE PLACEMENT TRADING LTD.

                               By:  /s/ Bruce Lieberman
                                   --------------------------------------------
                               Name: Bruce Lieberman
                               Title: Director Private Placements


                               Address for Notice:
                               c/o Deephaven Capital Management LLC
                               130 Cheshire Lane, Suite 102
                               Minnetonka, MN 55305
                               Facsimile No.:(952) 249-5320
                               Attn: Bruce Lieberman

           With copies to:     Robinson Silverman Pearce Aronsohn & Berman LLP
                               1290 Avenue of the Americas
                               New York, NY  10104
                               Facsimile No.: (212) 541-4630 and (212) 541-1432
                               Attn: Eric L. Cohen, Esq.

         IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


                               CAPITAL VENTURES INTERNATIONAL

                               By:  /s/ Martin Kobinger
                                   --------------------------------------------
                               Name: Martin Kobinger
                               Title: Investment Manager


                               Address for Notice:
                               c/o Heights Capital Management
                               401 City Avenue, Suite 220
                               Bala Cynwyd, PA 19004
                               Facsimile No.:(610) 617 3013
                               Attn: Michael Mollen

                                     ANNEX A

                              PLAN OF DISTRIBUTION

     The Selling Stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o    privately negotiated transactions;

o    short sales;

o broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

o    a combination of any such methods of sale; and

o    any other method permitted pursuant to applicable law.

     The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

     Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock or warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

     The Selling Stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

     The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

     The Company is required to pay all fees and expenses incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.